Exhibit 7

Board of Governors of the Federal Reserve System

OMB Number: 7100-0036

Federal Deposit Insurance Corporation

OMB Number; 3064-0052

Office of the Comptroller of the Currency

OMB Number: 1557-0081

Expires March 31, 2007

Federal Financial Institutions Examination Council

	Please refer to page i,	1

Table of Contents, for
the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only—FFIEC 041

(20051231)
	Report at the close of Business December 31, 2005	(RCON 9999)

	This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).	This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions,

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct,

I, William J. Winkelmann, Vice President

Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Michael K. Klugman, President
	Signature of Officer Authorized to Sign Report	Director (Trustee)

Michael F. McFadden, MD
	Date of Signature	Director (Trustee)

Frank P. Sulzberger, Vice President
Director (Trustee)

	Submission of Reports Each bank must prepare its Reports of Condition and Income (Call Report) data by either:	For technical assistance with the submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (301) 495-7864, or by e-mail at CDR.Help@ffiec.gov.

(a)     Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec,gov/cdr/), or

(b)     Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

FDIC Certificate Number:	23472	THE BANK OF NEW YORK TRUST COMPANY, NA
	(RSSD 9050)	Legal Title of Bank (RSSD 9017)

LOS ANGELES
City (RSSD 9130)

		CA	90017
		State Abbrev. (RSSD 9200)	Zip Code (RSSD 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

THE BANK OF NEW YORK TRUST COMPANY, NA		FFIEC 041
Legal Title of Bank		Page RC-1

LOS ANGELES		12
City

CA	90017
State	Zip Code
FDIC Certificate Number: 23472

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2005

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Bll | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	9,859	1.a
b. Interest-bearing balances (2)			0071	0	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	70	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	62,079	2.b
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold			B987	38,000	3.a
b. Securities purchased under agreements to resell (3)			B989	105,100	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	0			4.b
c. LESS: Allowance for loan and lease losses	3123	0			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	0	4.d
5. Trading assets (from Schedule RC-D)			3545	0	5
6. Premises and fixed assets (including capitalized leases)			2145	4,113	6
7. Other real estate owned (from Schedule RC-M)			2150	0	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9. Customers’ liability to this bank on acceptances outstanding			2155	0	9
10. Intangible assets
a. Goodwill			3163	265,964	10.a
b. Other intangible assets (from Schedule RC-M)			0426	16,292	10.b
11. Other assets (from Schedule RC-F)			2160	39,519	11
12. Total assets (sum of items 1 through 11)			2170	540,996	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements, regardless of maturity.

THE BANK OF NEW YORK TRUST COMPANY, NA	FFIEC 041
Legal Title of Bank	Page RC-2

FDIC Certificate Number: 23472	13

Schedule RC - Continued

	Dollar Amounts in Thousands		RCON	Bil | Mil | Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E1)			2200	7,729	13.a
(1) Noninterest-bearing (1)	6631	7,729			13.a.1
(2) Interest-bearing	6636	0			13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased (2)			B993	0	14.a
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	0	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M):			3190	58,000	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding			2920	0	18
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	68,953	20
21. Total liabilities (sum of items 13 through 20)			2948	134,682	21
22. Minority interest in consolidated subsidiaries			3000	0	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	1,000	24
25. Surplus (exclude all surplus related to preferred stock)			3839	321,520	25
26. a. Retained earnings			3632	84,070	26.a
b. Accumulated other comprehensive income (5)			B530	(276)	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	406,314	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	540,996	29

Memorandum
To be reported with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2004

			RCON	Number
			6724	N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank	4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

2  =  Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority) 6 = Review of the bank’s financial statements by external auditors
3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm	7 = Compilation of the bank’s financial statements by external auditors 8 = Other audit procedures (excluding tax preparation work) 9 = No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”

(3)	Includes all securities repurchase agreements, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.